As filed with the Securities and Exchange Commission on May 16, 1996
                                                 Registration No. 333-03591
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                           --------------------
                             AMENDMENT NO. 1
                                    TO
                                 FORM S-4

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                           --------------------
                        Continental Airlines, Inc.
          (Exact name of registrant as specified in its charter)

           Delaware                4512                74-2099724
        (State or other     (Primary standard       (I.R.S. employer
        jurisdiction of         industrial           identification
       incorporation or     classification code          number)
         organization)            number)

                      2929 Allen Parkway, Suite 2010
                           Houston, Texas 77019
                              (713) 834-2950
            (Address, including zip code, and telephone number,
                   including area code, of registrant's
                       principal executive offices)
                            -------------------
                          Jeffery A. Smisek, Esq.
           Senior Vice President, General Counsel and Secretary
                        Continental Airlines, Inc.
                      2929 Allen Parkway, Suite 2010
                           Houston, Texas 77019
                              (713) 834-2950
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                       Copies of correspondence to:

                           Michael L. Ryan, Esq.
                    Cleary, Gottlieb, Steen & Hamilton
                             One Liberty Plaza
                         New York, New York  10006
                             -----------------
     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.
                             -----------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box:  (   )

                             ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===========================================================================

                      INTRODUCTORY NOTE

     This Amendment No. 1 to Registration Statement 333-03591 is being filed with the Securities and Exchange Commission in order to include Exhibits 5.1 and 25.1 thereto. The Prospectus which forms a part of this Amendment No. 1 is identical to the Prospectus as filed with the Securities and Exchange Commission on May 13, 1996, which Prospectus is not separately included in this Amendment No. 1.

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.


     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or
(iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

     The Company maintains directors' and officers' liability insurance.

Item 21.  Exhibits.

Exhibit
Number    Exhibit Description
- -------   -------------------

4.1*      Indenture dated September 28, 1995 for the 10.22%
          Series A Senior Unsecured Notes and the 10.22% Series B
          Senior Unsecured Notes between Continental and the
          Trustee

4.2*      Form of 10.22% Series B Senior Unsecured Sinking Fund
          Note

5.1** Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Series B Notes

10.1* Form of Exchange Agreement among Continental and the holders of the Series A Notes

10.2* Registration Rights Agreement among Continental and the holders of the Series A Notes

10.3      Amendment to Stockholders' Agreement dated April 19,
          1996 among the Company, Air Partners and Air Canada
          (incorporated by reference to the Company's
          Registration Statement on Form S-3 (File No. 333-
          02701))

10.4 Amended and Restated Registration Rights Agreement dated April 19, 1996 among the Company, Air Partners and Air Canada (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-02701))

10.5 Form of Warrant Purchase Agreement between the Company and Air Partners (incorporated by reference to the Company's Registration Statement on Form S-3 (File No.
          333-02701))

12.1*     Computation of Ratio of Earnings to Fixed Charges

23.1*     Consent of Ernst & Young LLP

23.2** Consent of Cleary, Gottlieb, Steen & Hamilton (included in its opinion filed as Exhibit 5.1)

24.1*     Powers of Attorney

25.1**    Form T-1, Statement of Eligibility under the Trust
          Indenture Act of Bank One, Texas, N.A.

99.1*     Form of Letter of Transmittal

99.2*     Form of Notice of Guaranteed Delivery

99.3*     Form of Letter to Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees

99.4*     Form of Letter to Clients

- --------------------

*    Previously filed

**   Filed herewith


Item 22.  Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-4 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 16, 1996.

                              CONTINENTAL AIRLINES, INC.


                              By:  /s/ Jeffery A. Smisek
                                 ---------------------------
                                  Jeffery A. Smisek
                                  Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated, on May 16, 1996.

Signature                        Title
- ---------                        -----

            *
- -----------------------------
Gordon M. Bethune                President, Chief Executive
                                 Officer (Principal Executive
                                 Officer) and Director
/s/ Lawrence W. Kellner
- -----------------------------
Lawrence W. Kellner              Senior Vice President and Chief
                                 Financial Officer (Principal
                                 Financial Officer)

/s/ Michael P. Bonds
- -----------------------------
Michael P. Bonds                 Staff Vice President and
                                 Controller
                                 (Principal Accounting Officer)

            *
- -----------------------------
Thomas J. Barrack, Jr.           Director

            *
- -----------------------------
David Bonderman                  Director

            *
- -----------------------------
Gregory D. Brenneman             Director

            *
- -----------------------------
Joel H. Cowan                    Director

            *
- -----------------------------
Patrick Foley                    Director

            *
- -----------------------------
Rowland C. Frazee, C.C.          Director

            *
- -----------------------------
Hollis L. Harris                 Director

            *
- -----------------------------
Dean C. Kehler                   Director

            *
- -----------------------------
Robert L. Lumpkins               Director

            *
- -----------------------------
Douglas H. McCorkindale          Director

            *
- -----------------------------
David E. Mitchell, O.C.          Director

            *
- -----------------------------
Richard W. Pogue                 Director

            *
- -----------------------------
William S. Price III             Director

            *
- -----------------------------
Donald L. Sturm                  Director

            *
- -----------------------------
Claude I. Taylor, O.C.           Director

            *
- -----------------------------
Karen Hastie Williams            Director

            *
- -----------------------------
Charles A. Yamarone              Director


*By: /s/ SCOTT R. PETERSON
    ------------------------------------
    Scott R. Peterson, Attorney-in-fact

                          EXHIBIT INDEX

Exhibit
Number    Exhibit Description
- -------   -------------------
4.1*      Indenture dated September 28, 1995 for the 10.22%
          Series A Senior Unsecured Notes and the 10.22% Series B
          Senior Unsecured Notes between Continental and the
          Trustee

4.2*      Form of 10.22% Series B Senior Unsecured Sinking Fund
          Note

5.1** Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Series B Notes

10.1* Form of Exchange Agreement among Continental and the holders of the Series A Notes

10.2* Registration Rights Agreement among Continental and the holders of the Series A Notes

10.3      Amendment to Stockholders' Agreement dated April 19,
          1996 among the Company, Air Partners and Air Canada
          (incorporated by reference to the Company's
          Registration Statement on Form S-3 (File No. 333-
          02701))

10.4 Amended and Restated Registration Rights Agreement dated April 19, 1996 among the Company, Air Partners and Air Canada (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-02701))

10.5 Warrant Purchase Agreement dated May 2, 1996 between the Company and Air Partners (incorporated by reference to the Company's Registration Statement on Form S-3
          (File No. 333-02701))

12.1*     Computation of Ratio of Earnings to Fixed Charges

23.1*     Consent of Ernst & Young LLP

23.2** Consent of Cleary, Gottlieb, Steen & Hamilton (included in its opinion filed as Exhibit 5.1)

24.1*     Powers of Attorney

25.1**    Form T-1, Statement of Eligibility under the Trust
          Indenture Act of Bank One, Texas, N.A.

99.1*     Form of Letter of Transmittal

99.2*     Form of Notice of Guaranteed Delivery

99.3*     Form of Letter to Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees

99.4*     Form of Letter to Clients

- --------------------

*    Previously filed

**   Filed herewith